Exhibit 23.1


                          Independent Auditor's Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and to the Registration Statement (Form S-3)of our report dated September , 1998 with respect to the financial statements and schedule of First South Africa Corp. Ltd. In the Annual Report (Form 10-K) for the year ended June 30, 1998.


/s/ Pricewaterhouse Cooper
Pricewaterhouse Cooper
Sandton, South Africa

October 2, 1998